Exhibit 23.2

                         Consent of Independent Auditor


To the Board of Directors and Shareholders of Florida Community Banks, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Florida Community Banks, Inc., of our report dated January 30, 2004 relating to the financial statements of Florida Community Banks, Inc. and appearing in the Annual Report on Form 10-K of Florida Community Banks, Inc. for the year ended December 31, 2003.


                               /s/ Schauer Taylor Cox Vise Morgan & Fowler, P.C.
                            ----------------------------------------------------
                            Schauer Taylor Cox Vise Morgan & Fowler, P.C. Certified Public Accountants



Birmingham, Alabama
May 5, 2004